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                        CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-14605, 33-22146, 33-47570, 33-53195, 333-14521 and 333-14523) and Form S-3 (No. 333-51701 and 333-88317)
of Battle Mountain Gold Company of our report dated February 18, 2000, except for Note 8(a), as to which the date is March 22, 2000, appearing on page 47 of this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Houston, Texas
March 22, 2000